EXHIBIT 99 b

                       AMENDMENT NUMBER THREE
                         TO CREDIT AGREEMENT


         THIS AMENDMENT NUMBER THREE TO CREDIT AGREEMENT (this "Amendment") is made as of the 10th day of February, 2000, by and among CIRCUIT SYSTEMS, INC., an Illinois corporation ("Circuit Systems"), CIRCUIT SYSTEMS OF TENNESSEE, L.P., a Tennessee limited partnership ("CSTLP") and SVPC CIRCUIT SYSTEMS, INC., a California corporation ("SVPCCSI" and together with Circuit Systems and CSTLP, the "Borrowers"), and LASALLE BANK NATIONAL ASSOCIATION, f/k/a LaSalle National Bank ("Bank"), as Agent for the Lenders now or hereafter named in the Loan Agreement (hereinafter defined).

                             BACKGROUND

         A. Borrowers are obligated and indebted to Bank and the other Lenders pursuant to the terms of that certain Credit Agreement dated as of January 6, 1999, as amended and supplemented from time to time (the "Loan Agreement"), and various instruments, agreements and documents executed in connection therewith (collectively, the "Loan Documents"), pursuant to which Lenders have made loans and advances to the Borrowers.

         B. Borrowers have informed Lenders that Borrowers are in breach of certain provisions of the Loan Agreements, including without limitation, certain financial covenants set forth in the Loan Agreements.

         C. Borrowers have requested that Bank (a) amend the Loan Agreement to make additional funds available to Borrowers under the revolving loan facility, and (b) waive those Events of Default referred to in Section 1 hereof on the terms and conditions contained herein.

         D. Capitalized terms used herein but not defined herein shall have the same meanings assigned to them in the Loan Documents.

         NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises contained in this Consent, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrowers and Bank, on behalf of the Lenders, agree as follows:

         1. WAIVER. Effective upon the execution and delivery by Borrowers of this Amendment to Bank and satisfaction of the conditions precedent set forth herein, Bank hereby waives any defaults in existence under Section 6.4 the Loan Agreement. The waiver set forth in this Section 1 shall be a limited waiver and shall not constitute a waiver of other violations or any subsequent violations, whether of a different or like nature, nor shall it constitute a course of conduct or dealing.

         2.   AMENDMENTS TO LOAN AGREEMENT

         2.1 The first full paragraph of the definition of "Borrowing Base" set forth in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Borrowing Base:

         For the Revolving Credit Loans: The lesser of $16,000,000 or the sum of (i) 85% of the face amount of Eligible Accounts, (ii) the lesser of $3,000,000 or the sum of (1) 50% of the value of Eligible Finished Goods and (2) 75% of the value of Eligible Finished Goods on Consignment, (iii) the sum of 40% of the value of SVPCCSI's Raw Materials Inventory and 50% of the value of all other Borrowers' Raw Materials Inventory, but in no event greater than $2,000,000, and (iv) 60% of the current market value of the common stock of SigmaTron held by CSI, as such market value is quoted on a recognized securities exchange, but in no event greater than $2,000,000."

         2.2 The definition of "Eligible Finished Goods on Consignment" set forth in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Eligible Finished Goods on Consignment" means that portion of the Borrowers' finished goods Inventory (i) which is held by Lucent Technologies, Inc., Berg Electronics, Inc., or such other Account Debtors approved by Agent in writing, (ii) which is subject to a consignment agreement which is in form and substance acceptable to Agent, (iii) is located in the United States, and (iv) in which the Agent holds a perfected first priority Lien."

         2.3 The definition of "Revolving Credit Termination Date" set forth in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Revolving Credit Termination Date means August 1, 2001."

         2.4  The definition of  "Term Loan Maturity  Date" set forth  in
  Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Term Loan Maturity Date means August 1, 2001."

         2.5 The Loan Agreement is hereby amended to provide that upon the expiration of any LIBOR-Rate Interest Period with respect to any Revolving Loan Tranche or Term Loan Tranche in existence on the date of this Amendment, all such Revolving Loan Tranches and Term Loan Tranches shall thereafter bear interest at the Base Rate Option and Borrowers shall not be permitted to elect the LIBOR-Rate Option.

         2.6 Upon the effectiveness of this Amendment, the applicable Margin for Base Rate Loans and the Pricing Matrix for the Unused Availability Fee shall be as follows and Annex B to the Loan Agreement shall be amended accordingly:

         "Applicable Margin for the Revolving Credit Loans and Term Loan:

          Funded Debt/                                Unused Availability
          EBITDA Ratio                    Prime +             Fee
          ------------                    -------     -------------------
          Greater than or equal to          .75%             .50%
          5.25 to 1.0

          Less than 5.25 to 1.0 but         .50%             .375%
          greater than or equal to
          4.50 to 1.0

          Less than 4.50 to 1.0 but         .50%             .25%
          greater than or equal to
          3.50 to 1.0


          Funded Debt/                                Unused Availability
          EBITDA Ratio                    Prime +             Fee
          ------------                    -------     -------------------
          Less than 3.50 to 1.0 but         .25%             .25%
          greater than or equal to
          2.50 to 1.0

          less than 2.50 to 1.0             .0%              .125%


         2.7 Sections 6.4(a)-(d) of the Loan Agreement are hereby amended in their entirety to read as follows:

         "6.4(a) Minimum EBITDA. Borrowers' consolidated EBITDA shall not be less than the amounts set forth in the table below for the indicated fiscal periods of Borrowers' Fiscal Years set forth below ending as of the last day of such indicated fiscal period:


           Fiscal Period of Borrowers       Minimum EBITDA
           --------------------------       --------------
           Nine months ending 1/31/00         $4,150,000

           Ten months ending 2/29/00          $5,000,000

           Eleven months ending 3/31/00       $6,000,000

           Twelve months ending 4/30/00       $7,100,000

           Three months ending 7/31/00        $2,775,000

           Six months ending 10/31/00         $6,100,000

           Nine months ending 1/31/01         $9,000,000

           Twelve months ending 4/30/01       $12,000,000

         "6.4(b) Adjusted Debt Service Ratio. For the indicated fiscal periods of Borrowers' Fiscal Years set forth below ending as of the last day of such indicated fiscal periods, Borrowers shall not permit the ratio of (i) Borrowers' consolidated EBITDA for such period, less (1) the sum of Borrowers' consolidated Capital Expenditures for such period, minus increased long term Indebtedness of Borrowers incurred during such period, and (2) Borrowers' cash income taxes paid for such period, to (ii) Borrowers' consolidated Debt Service for such period, measured as of the last day of such indicated fiscal periods, to be less than the ratios set forth below for the indicated fiscal periods:

           Fiscal Period                    Minimum  Adjusted Debt
           of Borrowers                     Service Ratio
           --------------------------       -----------------------
           Nine months ending 1/31/00       - 0.10 to 1.0

           Ten months ending 2/29/00          0.30 to 1.0

           Eleven months ending 3/31/00       0.35 to 1.0

           Twelve months ending 4/30/00       0.40 to 1.0

           Three months ending 7/31/00        0.80 to 1.0

           Six months ending 10/31/00         0.90 to 1.0

           Nine months ending 1/31/01         1.00 to 1.0

           Twelve months ending 4/30/01       1.00 to 1.0


         "6.4(c) Minimum Tangible Net Worth. Borrowers' Consolidated Tangible Net Worth shall not be less than the amount set forth below for the indicated fiscal periods of Borrowers' Fiscal Years set forth below ending as of the last day of such indicated fiscal periods:


             Fiscal Period of Borrowers       Minimum Tangible
                                                 Net Worth
             --------------------------       ----------------
             Nine months ending 1/31/00          $6,400,000

             Ten months ending 2/29/00           $8,750,000

             Eleven months ending 3/31/00        $8,900,000

             Twelve months ending 4/30/00        $9,000,000

             Three months ending 7/31/00         $9,175,000

             Six months ending 10/31/00          $9,600,000

             Nine months ending 1/31/01          $9,750,000

             Twelve months ending 4/30/01       $10,000,000

         "6.4(d) Maximum Debt to Tangible Net Worth Ratio: Borrowers shall not permit the ratio of the sum of their consolidated Indebtedness, less all Indebtedness of Borrowers subordinated to the Obligations by written agreements acceptable to Agent ("Subordinated Debt") to the sum of Borrowers' consolidated Tangible Net Worth, plus Subordinated Debt to be more than the ratios set forth below for the indicated fiscal periods of Borrowers' Fiscal Years set forth below ending as of the last day of such indicated fiscal periods:


                                              Maximum Debt to
           Fiscal Period                     Tangible Net Worth
           of Borrowers                            Ratio
           --------------------------           ------------
           Nine months ending 1/31/00           10.20 to 1.0

           Ten months ending 2/29/00            7.75 to 1.0

           Eleven months ending 3/31/00         7.75 to 1.0

           Twelve months ending 4/30/00         7.75 to 1.0

           Three months ending 7/31/00          7.75 to 1.0

           Six months ending 10/31/00           7.25 to 1.0

           Nine months ending 1/31/01           6.75 to 1.0

           Twelve months ending 4/30/01         6.40 to 1.0


         2.8 Section 6.1 of the Loan Agreement is hereby amended to add the following new subsection (vi) thereto:

         "(vi) Indebtedness of (1) CSI to Tribhovan M. Patel, Samir Patel, Sejal Patel and Impex Electronics, Inc., (2) Indebtedness of SVPCCSI and CSI to H.O.T.L.R.T., Inc., and (3) Indebtedness of CSI to Tribhovan M. Patel, as assignee of Brijesh H. Shah, Dahyabhai S. Patel, Kiran Patel, Tribhovan M. Patel, as assignee of Stan Menezes, P.J. Patel, Hasumati D. Patel, P.J. Patel, as assignee of Brijesh H. Shah and P.J. Patel as assignee of Stan Menezes, all of which Indebtedness in (1)-(3) above is subordinated to the repayment of Borrowers' Obligations to Lenders, by written agreements on terms acceptable to Agent."

    3.   REAFFIRMATIONS OF COLLATERAL DOCUMENTS

         (a)  Borrowers are parties to each of the following documents:

              (i) Security Agreement (Inventory, Equipment, Accounts and General Intangibles) dated January 6, 1999;

              (ii) Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated as of January 7, 1999 and filed with the Cook County, Illinois Recorder on January 13, 1999 as Document No. 99037717 (the "Elk Grove Village Mortgage"), as heretofore amended;

              (iii) Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated as of January 7, 1999 and filed with the Lake County, Illinois Recorder on February 8, 1999 as Document No. 4294762 (the "Antioch Mortgage"), as heretofore amended; and

              (iv) Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated as of January 7, 1999 and filed with the Santa Clara County, California Recorder on January 15, 1999 as Document No. 14600088 (the "Santa Clara Mortgage"), as heretofore amended.

         The documents listed in subsections (i) through (iv), together with any and all other instruments, documents and agreements granting to Lender a security interest in all personal property, real property and fixtures of Borrowers, are collectively referred to as the "Security Agreements".

         (b) Each Borrower hereby expressly reaffirms and assumes all of its obligations and liabilities as set forth in the Security Agreements, agrees that the obligations secured thereby shall include all obligations of such Borrower to Lender under the Loan Agreement, as amended from time to time, including this Amendment, and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, and covenants contained in the Security Agreements, in so far as such obligations and liabilities may be modified by this Amendment.

         4    REPRESENTATIONS AND WARRANTIES.   To induce  Bank to  enter
  into this Amendment, Borrowers represent and warrant to Bank that:

         (a) Representations and Warranties. On the date hereof, the representations and warranties set forth in the Loan Documents are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

         (b) Events of Default. On the date hereof, no Event of Default (other than those being waived hereby) under any of the Loan Documents has occurred and is continuing.

         (c) No Conflict. The execution and performance by the Borrowers of this Amendment and the consummation of the transactions contemplated by the Amendment to Pledge Agreement will not (i) violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or ByLaws of either Circuit Systems or SVPCCSI or the Partnership Agreement of CSTLP or (ii) violate any indenture, contract, agreement or other instrument to which any Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower.

         5. CONDITIONS PRECEDENT. The effectiveness of this Amendment and the agreement by Bank to waive the existing Events of Default and enter into this Amendment is subject to the following conditions precedent:

         (a) Borrowers shall have delivered to the Bank an executed copy of this Amendment.

         (b) Circuit Systems shall have delivered to the Bank an executed copy of an Amendment to Pledge Agreement in the form of Exhibit A hereto, together with share certificates evidencing all of the issued and outstanding shares of common stock of Infovision, Inc. and an executed assignment separate from certificate in blank.

         (c) Circuit Systems and SVPCCSI shall have delivered to Bank a copy of the resolutions or written consent of their Boards of Directors, certified to be true and correct by their Secretaries, authorizing this Amendment.

         (d) Circuit Systems shall have delivered to Bank the original of the subordinated notes, evidencing the subordinated debt due from Circuit Systems to Sejal Patel, Samir Patel, Impex Electronics, Inc., and Tribhovan M. Patel, together with evidence of the receipt of the proceeds of the subordinated loans by Sejal Patel, Samir Patel, Impex Electronics, Inc., and Tribhovan M. Patel to Circuit Systems.

         (e) Circuit Systems shall have delivered to Bank an executed copy of a Subordination Agreement, in the form attached hereto as Exhibit B, from each of Tribhovan M. Patel, Samir Patel, Sejal Patel and Impex Electronics, Inc.

         (f) Borrowers shall have delivered to Bank an Amendment to Subordination Agreement in the form of Exhibit C attached hereto executed by H.0.T.L.R.T., Inc. and Circuit Systems.

         (g) Borrowers shall have delivered to Bank Amendments to Subordination Agreements in the form of Exhibit D attached hereto executed by Circuit Systems, SVPCCSI and each of Tribhovan M. Patel as assignee of Brijesh H. Shah, Dahyabhai S. Patel, Tribhovan M. Patel as assignee of Stan Menezes, P.J. Patel, Kiran Patel, P.J. Patel as assignee of Stan Menezes, P.J. Patel as assignee of Brijesh Patel, and Hasumati D. Patel.

         (h) Borrowers shall have delivered to Bank an executed consignment agreement, in form acceptable to Bank, between Borrowers and Berg Electronics, Inc., together with evidence of the perfection of Bank's Lien on all Inventory consigned to Berg Electronics, Inc.

         (i) Borrowers shall have delivered to Bank a Guaranty executed by Infovision, Inc. in the form of Exhibit E attached hereto guarantying the payment of Borrowers' Obligations and an executed Security Agreement and Financing Statements in the form of Exhibit F attached hereto granting Bank a Lien on the assets of Infovision, Inc. as collateral security for Borrowers' obligations.

         (j) Borrowers shall have delivered to Bank a Subordination Agreement in the form of Exhibit G attached hereto executed by Project Control Solutions, Inc. ("PCS") and Infovision, Inc., whereby PCS subordinates the repayment of Infovision, Inc.'s obligations to PCS to the repayment of Infovision, Inc.'s obligations to Bank.

         (k) Borrowers shall have delivered to Bank executed Forbearance Agreements in form acceptable to Bank between CSI and each of PCS, Kiran Patel, Tribhovan M. Patel, as assignee of Brijesh H. Shah, Dahyabhai S. Patel, Tribhovan M. Patel, as assignee of Stan Menezes, P.J. Patel, as assignee of Stan Menezes, P.J. Patel as assignee of Brijesh Patel, and Hasumati D. Patel.

         (l) Circuit Systems of Tennessee, Inc., the corporate general partner of CSTLP, shall have delivered to Bank evidence of all required partnership approvals for CSTLP to execute and deliver this Amendment.

         (m) Borrowers shall have delivered to Bank a copy of an executed employment agreement between CSI and Tribhovan M. Patel providing for Tribhovan M. Patel's employment as Chief Operating Officer of CSI on terms acceptable to Bank.

         7.   GENERAL PROVISIONS.

         (a) Except as herein amended or modified, the terms and provisions of the Loan Documents shall remain unchanged and in full force and effect and are in all other respects ratified and confirmed.

         (b) This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrowers under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

         (c)  This  Amendment.  may   be  executed  in   any  number   of
  counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         (d) Borrowers hereby agree to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the fees and expense of Bank's counsel.

         IN  WITNESS  WHEREOF,  Borrowers  and  Bank  have  caused   this
  Amendment to be duly executed by their duly authorized officers, each as of the day and year first above written.

                             CIRCUIT SYSTEMS, INC.



                             By:  __________________________
                             Title:____________________________

                             CIRCUIT SYSTEMS OF TENNESSEE, L.P.



                             By:  __________________________
                             Title:____________________________

                             SVPC CIRCUIT SYSTEMS, INC.



                             By:  __________________________
                             Title:____________________________

                             LASALLE BANK NATIONAL ASSOCIATION



                             By:  __________________________
                             Title:____________________________